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                                                                 EXHIBIT (e)(23)



                                AMENDMENT NO. 2
                                       TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT

        This AMENDMENT NO. 2 TO AMENDED AND RESTATED RIGHTS AGREEMENT (the "Amendment") is entered into as of the 12th day of March, 2002, between IKOS Systems, Inc., a Delaware corporation (the "Company"), and Equiserve Trust Company (f/k/a Fleet National Bank, f/k/a Bank Boston, N.A.) (the "Rights Agent"). Capitalized terms not defined herein shall have the meanings given them in the Rights Agreements (as defined below).


                                    RECITALS

        WHEREAS, pursuant to that certain Rights Agreement dated as of January 22, 1992 (the "Prior Agreement"), the Board of Directors of the Company on January 27, 1992 (i) authorized the issuance and declared a dividend of one right (a "Right") for each share of the Common Stock of the Company outstanding as of the close of business on February 10, 1992, each Right representing the right to purchase one share of Common Stock of the Company upon the terms and subject to the conditions set forth in the Rights Agreement, and (ii) further authorized the issuance of one Right with respect to each share of Common Stock of the Company that shall become outstanding between February 10, 1992, and the Distribution Date.

        WHEREAS, the Prior Agreement was amended and restated on January 22, 1999 (the Rights Agreement as amended and restated is hereinafter referred to as the "Rights Agreement") and the Rights Agreement was amended effective as of July 2, 2001 by Amendment No. 1 to the Rights Agreement.

        WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, so long as the Rights are then redeemable, amend any provision of the Rights Agreement.

        WHEREAS, to the knowledge of the Board of Directors of the Company, there has been no occurrence of a Flip-In Event, nor has the Expiration Date occurred, and accordingly the Rights are currently redeemable pursuant to
Section 23.

        WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement as set forth herein immediately prior to and in connection with the execution of that certain Agreement and Plan of Merger and Reorganization dated as of March 12, 2002, as the same may be amended from time to time (the "Merger Agreement") among Mentor Graphics Corporation, an Oregon corporation ("Mentor"), Fresno Corporation, a Delaware Corporation ("Sub") and the Company pursuant to which Mentor will cause Sub to commence a cash tender offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company and to consummate the acquisition of the Company by means of a merger of Sub with and into the Company (the "Merger") in accordance with the terms and subject to the conditions set forth in the Merger Agreement.




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        WHEREAS, the Company has requested that the Rights Agreement be amended in accordance with Section 27 of the Rights Agreement, as set forth herein, and the Rights Agent is willing to amend the Rights Agreement as set forth herein.


                                    AGREEMENT

                NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

        1. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

           "(a) Subject to Section 11(a)(ii) hereof, the Rights shall become exercisable, and may be exercised to purchase Preferred Stock, except as otherwise provided herein, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) January 22, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof (such date being herein referred to as the "Redemption Date"),
(iii) the time at which all such Rights are exchanged as provided in Section 24 hereof or (iv) immediately prior to the consummation of the Offer (as defined in that certain Agreement and Plan of Merger dated as of March 12, 2002, as the same may be amended from time to time (the "Merger Agreement") among Mentor Graphics Corporation, an Oregon corporation ("Mentor"), Fresno Corporation, a Delaware corporation and a wholly owned subsidiary of Mentor, and the Company) (the earliest of (i), (ii), (iii) or (iv) being referred to as the "Expiration Date").

        2. Section 21 of the Rights Agreement is hereby amended to add, immediately after the first sentence of such Section, the following:

        "In the event that the Transfer Agency and Service Agreement terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company."

        3. Section 34 of the Rights Agreement is hereby added as follows:

           "34. Mentor Transactions. Notwithstanding any provision of this Rights Agreement to the contrary, no Triggering Event, Distribution Date, Stock Acquisition Date, Flip-In Event or Flip-Over Event shall be deemed to have occurred, neither Mentor nor any Affiliate or Associate of Mentor shall be deemed to have become an Acquiring Person and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights pursuant to
Section 7(a), 11(a) or 13(a) of this Rights Agreement solely by reason of (x) the approval, execution, delivery or performance of the Merger Agreement and the Offer, or any certificates, instruments and documents as may be necessary or appropriate to consummate the transactions contemplated in the Merger Agreement and the Offer (collectively, the "Ancillary Documents"), as each may be amended from time to time, or (y) the consummation of the




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transactions contemplated under the Merger Agreement, the Offer or the Ancillary
Documents in accordance with the terms thereof (including, without limitation, the Offer and the Merger), provided that if, after March 12, 2002, Mentor or any its Subsidiaries or any of their respective Affiliates or Associates becomes the Beneficial Owner of any shares of Common Stock of the Company (other than by reason of the approval, execution, delivery or effectiveness of the Merger Agreement or Ancillary Documents or the consummation of any of the transactions contemplated thereby) the provisions of this Section 34 (other than this proviso) shall not be applicable."

        3. This Amendment shall be deemed effective as of March 12, 2002 as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain unchanged and shall remain in full force and effect.

        4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        5. This Amendment shall be governed under Delaware law, without regard to principles of conflict of laws.





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        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed themselves or by their respective duly authorized representatives as of the date first above written.



                                      IKOS SYSTEMS, INC.



                                      By: /s/ Ramon A. Nunez
                                      __________________________________________
                                           Ramon A. Nunez
                                      Its: President and Chief Executive Officer


                                      EQUISERVE TRUST COMPANY

                                      By: /s/ Illegible
                                      __________________________________________

                                      Its: Managing Director
                                      __________________________________________




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